Exhibit 99.1

Deerfield Healthcare Technology Acquisitions Corp. Announces Pricing of $125 Million Initial Public Offering

NEW YORK, July 16, 2020 – Deerfield Healthcare Technology Acquisitions Corp. (the “Company”) announced today the pricing of its initial public offering of 12,500,000 units at a price of $10.00 per unit. The units will be listed on The Nasdaq Capital Market (“Nasdaq”) and trade under the ticker symbol “DFHTU” beginning on July 17, 2020. Each unit consists of one share of Class A common stock and one-fifth of one redeemable warrant, with each whole warrant exercisable to purchase one share of Class A common stock at a price of $11.50 per share. After the securities comprising the units begin separate trading, the shares of Class A common stock and warrants are expected to be listed on Nasdaq under the symbols “DFHT” and “DFHTW,” respectively. The offering is expected to close on July 21, 2020.

Deerfield Healthcare Technology Acquisitions Corp. is a blank check company whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company’s sponsor is an affiliate of Deerfield Management Company, L.P., an investment firm focused exclusively on the healthcare industry. While the Company may pursue an initial business combination opportunity in any business, industry, sector or geographical location, the Company intends to initially focus its search on identifying a prospective target business in the healthcare or healthcare-related industries in the United States and other developed countries. The Company’s strategy will be to identify, acquire and, after its initial business combination, build, a healthcare or healthcare related business. The Company intends to focus its investment effort broadly across the entire healthcare industry, which encompasses services, therapeutics, devices, diagnostics and animal health. The Company plans to particularly focus its search for business combination targets in the life sciences, medical technology, digital health and technology-enabled services sectors.

Deutsche Bank Securities Inc. and UBS Securities LLC are acting as joint book-running managers of the offering. The Company has granted the underwriters a 45-day option to purchase up to an additional 1,875,000 units at the initial public offering price to cover over-allotments, if any.

A registration statement relating to these securities was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on July 16, 2020. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The offering is being made only by means of a prospectus. When available, copies of the prospectus relating to this offering may be obtained from Deutsche Bank Securities, 60 Wall Street, New York, NY 10005, Attn: Prospectus Group, telephone: 800-503-4611, or by emailing prospectus.CPDG@db.com; and UBS Securities LLC, Attention: Prospectus Department, 1285 Avenue of the Americas, New York, NY 10019, telephone: (888) 827-7275 or email: ol-prospectusrequest@ubs.com.

Cautionary Note Concerning Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering and search for an initial business combination. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement for the initial public offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Chris Wolfe

(212) 551-1600

chris.wolfe@dfhealthcaretech.com